Exhibit 99.1

Lynn Pieper Investor Relations +1 (415) 202-5678 Lynn.pieper@westwicke.com	Madelyn Homick Manager Communications +1 (408) 789-4335 mhomick@accuray.com

Accuray Reports Financial Results for Third Quarter of Fiscal Year 2014

Achieves Positive Cash Flow on Strong Revenue Growth

Updates Financial Guidance

SUNNYVALE, Calif., April 30, 2014 — Accuray Incorporated (Nasdaq: ARAY) announced today financial results for the third fiscal quarter and nine months ended March 31, 2014.

Third Quarter Highlights

•                  Gross orders of $45.2 million

•                  Total revenue of $97.1 million increases 38% from the third fiscal quarter 2013

•                  Gross profit margin expands to 40.9%

•                  Achieves adjusted EBITDA of $7.8 million and positive cash flow from operations of $13.7 million

“The third quarter was marked by EBITDA profitability and positive cash flow from operations, driven by revenue growth and margin expansion.  Our upwardly revised revenue guidance range reflects continued momentum in the business,” said Joshua H. Levine, president and chief executive officer of Accuray.  “As expected, net order funnel management was challenging and resulted in fewer orders this quarter, but we are confident in the downstream impact of our commercial execution improvements, including the focus on developing a high leverage GPO contract portfolio as we have separately reported today with the announcement of our contract with Novation.”

“We remain focused on our strategic growth agenda and believe our improving operational and commercial execution, coupled with fiscal discipline, will continue to create value for our stakeholders,” continued Mr. Levine.  “We are confident that our efforts to ensure customers realize the value of our precise, innovative tumor treatments and the service and support we provide to them are the right strategies to drive long-term growth for Accuray.”

Financial Highlights

Gross product orders totaled $45.2 million for the third fiscal quarter, a decrease of $8.6 million or 16% from the third quarter of the prior fiscal year.  Gross product orders, less cancellations and age-outs, totaled $38.6 million for the third fiscal quarter, a decrease of $5.5 million or 12% from the third quarter of fiscal 2013.  Ending product backlog of $354 million was approximately 19% higher than backlog at the end of the prior fiscal year third quarter.

Total revenue reached $97.1 million, representing an increase of 38% from the prior fiscal year third quarter.  Product revenues totaled $47.0 million and represented an increase of 88% from the prior fiscal year third quarter while service revenues totaled $50.1 million and represented an increase of 10% over the prior fiscal year third quarter.

Total gross profit of $39.7 million, represents an increase of 98% from the prior fiscal year third quarter.  Total gross profit margin improved to 40.9%, comprised of product gross margin of 46.3% and service gross margin of 35.8%. This compares to total gross margin of 28.4%, product gross margin of 26.5% and service gross margins of 29.5% for the prior fiscal year third quarter.

Operating expenses were $40.2 million, compared with $45.1 million in the prior fiscal year third quarter, or a decrease of 11%.

Net loss was ($4.7) million, or ($0.06) per share for the third quarter of fiscal 2014, compared to a net loss of ($31.2) million, or ($0.42) per share for the prior fiscal year third quarter.

Adjusted EBITDA for the third quarter of 2014 was a profit of $7.8 million, compared to a loss of ($19.9) million in the prior fiscal year third quarter.

Cash, cash equivalents, investments and restricted cash were $177.0 million as of March 31, 2014, an increase of $14.4 million from December 31, 2013.

Nine Month Highlights

For the nine months ended March 31, 2014, total revenue reached $267.4 million, representing an increase of 16% from the comparable period of fiscal year 2013.  Product revenue for the nine month period was $121.8 million, representing an increase of 23% while service revenue was $145.7 million, representing an increase of 10% from the comparable prior fiscal year period.

Gross profit margin for the nine months ended March 31, 2014 was 39.0%, comprised of product gross margin of 43.5% and service gross margin of 35.3%. This compares to total gross margin of 30.4%, product gross margin of 38.3% and service gross margin of 24.6% for the comparable prior fiscal year period.

Operating expenses for the nine months ended March 31, 2014 were $117.8 million, compared with $138.3 million in the comparable prior fiscal year period.

Net loss for the nine months ended March 31, 2014 was ($25.6) million, or ($0.34) per share, compared to a net loss of ($84.5) million, or ($1.16) per share for the comparable prior fiscal year period.

Adjusted EBITDA for the nine months ended March 31, 2014 was a profit of $10.8 million, compared to a loss of ($49.8) million in the comparable prior fiscal year period.

2014 Financial Guidance

Accuray updated its financial guidance of total revenue for fiscal 2014 to a range of $355 million to $365 million.  This compares to the previous financial guidance of total revenue in the range of $340 million to $350 million which was provided on January 30, 2014.

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Earnings Call Open to Investors

Accuray will host an investment community conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results and answer questions. Conference call dial-in information is as follows:

•                  U.S. callers: (800) 884-5695

•                  International callers: (617) 786-2960

•                  Conference ID Number (U.S. and international): 95722306

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the company’s website, www.accuray.com. The webcast will be available on the company’s website for 14 days following the completion of the call.  In addition, a dial-up replay of the conference call will be available beginning April 30, 2014 at 5:00 p.m. PT/8:00 p.m. ET and ending when Accuray announces its results for the fourth quarter of fiscal 2014, ending June 30, 2014.  The replay telephone number is 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 98614914.

Use of Non-GAAP Financial Measures

The company has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, it will assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss (the most directly comparable GAAP measure) is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

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Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to momentum in our business, commercial and operational execution; the downstream impact of our commercial execution improvements; our ability to develop a high-leverage GPO contract portfolio; the effectiveness of our long term strategies; a trajectory towards profitability; and the expectation of a continuation in the positive trend in our total revenue. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the adoption of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K,  which was filed on August 29, 2013, the company’s reports on Form 10-Q which were filed on November 8, 2013 and February 7, 2014, and as updated periodically by the company’s other SEC filings.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net revenue:
Products	$47,045	$25,023	$121,761	$98,821
Services	50,099	45,524	145,658	132,253
Total net revenue	97,144	70,547	267,419	231,074
Cost of revenue:
Cost of products	25,255	18,403	68,836	60,976
Cost of services	32,185	32,091	94,230	99,743
Total cost of revenue	57,440	50,494	163,066	160,719
Gross profit	39,704	20,053	104,353	70,355
Operating expenses:
Research and development	13,763	15,697	40,148	51,510
Selling and marketing	15,310	12,646	44,026	41,296
General and administrative	11,106	16,745	33,656	45,479
Total operating expenses	40,179	45,088	117,830	138,285
Loss from operations	(475)	(25,035)	(13,477)	(67,930)
Other expense, net	(3,312)	(5,565)	(9,547)	(8,849)
Loss before provision for income taxes	(3,787)	(30,600)	(23,024)	(76,779)
Provision for income taxes	878	603	2,615	1,867
Loss from continuing operations	(4,665)	(31,203)	(25,639)	(78,646)
Loss from discontinued operations attributable to stockholders	—	—	—	(5,858)
Net loss attributable to stockholders	$(4,665)	$(31,203)	$(25,639)	$(84,504)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.06)	$(0.42)	$(0.34)	$(1.08)
Basic and diluted - discontinued operations	$—	$—	$—	$(0.08)
Basic and diluted - net loss	$(0.06)	$(0.42)	$(0.34)	$(1.16)
Weighted average common shares used in computing loss per share
Basic and diluted	76,382	74,016	75,447	72,953

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2014	2013
Assets
Current assets:
Cash, cash equivalents and investments	$174,022	$174,397
Restricted cash	2,960	2,728
Accounts receivable, net of allowance for doubtful accounts	59,264	55,458
Inventories	95,088	81,592
Prepaid expenses and other current assets	17,939	12,595
Deferred cost of revenue - current	10,408	9,165
Total current assets	359,681	335,935
Property and equipment, net	34,539	34,733
Goodwill	58,102	59,368
Intangible assets, net	25,506	31,896
Deferred cost of revenue - noncurrent	2,296	2,149
Other assets	10,948	11,848
Total assets	$491,072	$475,929
Liabilities and equity
Current liabilities:
Accounts payable	$18,139	$15,920
Accrued compensation	25,602	12,461
Other accrued liabilities	21,689	22,893
Customer advances - current	22,341	17,692
Deferred revenue - current	90,602	86,893
Total current liabilities	178,373	155,859
Long-term liabilities:
Long-term other liabilities	5,599	5,382
Deferred revenue - noncurrent	8,985	9,085
Long-term debt	202,287	198,768
Total liabilities	395,244	369,094
Equity:
Common stock and additional paid-in capital	438,738	424,599
Accumulated other comprehensive income	2,375	1,882
Accumulated deficit	(345,285)	(319,646)
Total equity	95,828	106,835
Total liabilities and equity	$491,072	$475,929

Accuray Incorporated

Reconciliation of GAAP net loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
GAAP net loss	$(4,665)	$(31,203)	$(25,639)	$(84,504)
Amortization of intangibles (a)	1,988	2,197	6,391	8,210
Depreciation (b)	2,982	3,728	9,155	11,635
Stock-based compensation (c)	3,260	2,068	8,243	6,119
Interest expense, net (d)	3,366	2,734	10,013	6,829
Provision for income taxes	878	603	2,615	1,867
Adjusted EBITDA	$7,809	$(19,873)	$10,778	$(49,844)

(a) consists of amortization of intangibles - developed technology, distributor licenses and backlog

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes